UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2004

INLAND REAL ESTATE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-28382 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

            On June 29, 2004, Inland Real Estate Corporation (the “Company”) issued a press release announcing that its board of directors has adopted changes to the Company’s dividend policy.  Under the newly adopted policy, commencing with the monthly cash dividend to be paid on August 17, 2004 and thereafter, the Company expects to make monthly cash dividend payments on the 17th day of each calendar month (or, if not a business day, on the first business day following the 17th day of the calendar month) to common stockholders of record at the close of business on the last day of the calendar month immediately preceding the cash dividend payment (or, if not a business day, at the close of business on the first business day following the last day of the calendar month immediately preceding the cash dividend payment).  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 5 disclosure by reference.

            On June 30, 2004, the Company sent a letter to participants in the Company’s Distribution Reinvestment Program (“DRP”).  The letter provided written notice to participants in the current DRP of amendments that will be made to the DRP.  The amended DRP will become effective on or about July 30, 2004.  Prior to that date, the terms and conditions of the current DRP will remain in effect.  A copy of the letter is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety in this Item 5 disclosure by reference.

            Also on June 30, 2004, the Company issued a press release announcing that the Company will amend its current DRP.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated in its entirety in this Item 5 disclosure by reference.

Item 7.  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated June 29, 2004
99.2	Letter from Inland Real Estate Corporation to participants in the Company’s Distribution Reinvestment Program, dated June 30, 2004
99.3	Press release of Inland Real Estate Corporation, dated June 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Robert D. Parks
Name:	Robert D. Parks
Title:	President and Chief Executive Officer

Date:  June 30, 2004

exhibit index

Exhibit No.                   Description

Press release of Inland Real Estate Corporation, dated June 29, 2004

Letter from Inland Real Estate Corporation to participants in the Company’s Distribution Reinvestment Program, dated June 30, 2004

Press release of Inland Real Estate Corporation, dated June 30, 2004